UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

MoonLake Immunotherapeutics

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39630	98-1711963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Dorfstrasse 29

Zug, Switzerland 6300

(Address of principal executive offices, including zip code)

41 415108022

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	MLTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Wednesday, June 7, 2023, MoonLake Immunotherapeutics (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “Annual Meeting”) at 8:00 a.m. Eastern Time. As of the close of business on April 13, 2023, the record date for the Annual Meeting, there were 43,654,455 Class A Ordinary Shares and 9,046,656 Class C Ordinary Shares entitled to vote at the meeting. At the Annual Meeting, each of the Company’s director nominees was elected and the other proposal voted on was approved. The final voting results are set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class I Director Nominees
• Dr. Kara Lassen	37,996,564	93,222	3,496,781
• Spike Loy	37,728,807	360,979	3,496,781

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification, by ordinary resolution, of Baker Tilly US, LLP as Independent Auditor	41,585,151	366	1,050	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoonLake Immunotherapeutics

Date: June 7, 2023	By:	/s/ Matthias Bodenstedt
Matthias Bodenstedt Chief Financial Officer

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